SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

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Citizens Financial Corporation
(Name of Registrant as Specified In Its Charter)

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CITIZENS FINANCIAL CORPORATION
The Marketplace, Suite 300
12910 Shelbyville Road
Louisville, Kentucky 40243

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

        You are cordially invited to attend this year’s Annual Meeting of Shareholders of Citizens Financial Corporation.

Date:	Thursday, May 26, 2005

Time:	4:00 p.m., EDT (Louisville time)

Place:	The Marketplace, Suite 300 12910 Shelbyville Road Louisville, Kentucky 40243

Agenda:	The Agenda for the meeting includes:

The election of six (6) directors for a term of one year; and

The transaction of such other business as may properly come before the meeting.

Record Date:	The record date for determining shareholders entitled to vote at the meeting is the close of business on April 22, 2005.

        Even if you plan to attend the meeting, please complete, sign, date and return the enclosed proxy. You may attend even though you have returned the proxy. If you decide to revoke your proxy for any reason, you may do so at any time before the voting as described in the accompanying Proxy Statement.

By Order of the Board of Directors,

DARRELL R. WELLS President and Chief Executive Officer

Louisville, Kentucky
May 5, 2005

Please Vote Promptly

CITIZENS FINANCIAL CORPORATION
THE MARKETPLACE, SUITE 300
12910 SHELBYVILLE ROAD
LOUISVILLE, KENTUCKY 40243

PROXY STATEMENT

        This statement is furnished in connection with a solicitation of proxies by the Board of Directors of Citizens Financial Corporation. The proxies we receive will be voted at the Annual Meeting of Shareholders of Citizens Financial on Thursday, May 26, 2005, beginning at 4:00 p.m., EDT. The Annual Meeting will be held at our offices in The Marketplace, Suite 300, 12910 Shelbyville Road, Louisville, Kentucky 40243.

        Your vote is important. Please complete, date and sign the enclosed proxy and return it in the enclosed postage-paid return envelope so your shares are represented at the Annual Meeting.

        This proxy statement provides information about Citizens Financial, the proposals on the agenda for the Annual Meeting and this proxy solicitation. The terms “we,” “us,” “our,” “Citizens Financial” and the “Company” used in this statement refer to Citizens Financial Corporation. This statement and the enclosed proxy are first being sent to shareholders on or about May 5, 2005.

VOTING

        Voting rights. You are entitled to notice of the Annual Meeting and to vote your Class A Stock if our records show that you owned shares as of the close of business on April 22, 2005. At that time, there were 1,671,628 shares of Class A Stock outstanding and entitled to vote. You have one vote for each share of Class A Stock you owned on the record date on all proposals.

        Using a proxy to vote. If you hold your shares in your own name, you may indicate on the enclosed proxy how you want your shares voted and sign, date and mail the proxy in the enclosed postage-paid envelope. The persons named on the proxy will vote your shares in accordance with those instructions. If you give us a proxy without giving specific voting instructions, your shares will be voted for the director nominees named in this statement. We are not aware of any other matters to be presented at the meeting except for those described in this statement. If any other matters not described in this statement are properly presented at the meeting, the persons named on the proxy will have the authority to vote your shares in their discretion and will vote them in accordance with the recommendations of the Board of Directors. If the meeting is adjourned to a later time, they may vote your shares at the new time as well, unless you revoke your proxy.

        If your Class A Stock is held in “street name,” the broker, bank or other nominee holding your shares will send you directions you must follow in order to give instructions on how to vote your shares.

        How to revoke your proxy. If you return the proxy before the Annual Meeting, you may revoke it at any time before it is voted. You may revoke the proxy by (1) delivering written notice of revocation to the Secretary of Citizens Financial or (2) delivering a later-dated proxy or (3) voting in person at the meeting.

        If your Class A Stock is held in “street name,” the broker, bank or other nominee holding your shares will send you directions you must follow in order to revoke or change your prior instructions on how to vote your shares.

        Votes required. To transact business at the Annual Meeting, a majority of the outstanding Class A Stock entitled to vote must be represented at the meeting in person or by proxy. If you have returned a properly executed proxy or attend the meeting in person, your Class A Stock will be counted for the purpose of determining whether a majority is represented, even if you wish to abstain from voting on some or all matters introduced at the meeting. A “broker non-vote” can occur if shares are held by a broker, bank or other nominee who does not have authority to vote on a particular matter. Like abstentions, broker non-votes will be counted for determining whether a majority is represented at the meeting. We do not count abstentions or broker non-votes as votes for or against a proposal. As a result, they will not affect the outcome of the vote in the election of directors. In the election of directors, the six (6) nominees receiving the greatest number of votes will be elected.

YOUR VOTE IS IMPORTANT.

You may help us save the expense of a second mailing by promptly returning the enclosed proxy. Please complete, date, sign and return the enclosed proxy in order that the required number of shares may be represented at the meeting. The enclosed envelope requires no postage if it is mailed within the United States.

CORPORATE GOVERNANCE

Board of Directors

        Our Board of Directors currently has six (6) members, who are John H. Harralson, Jr., Frank T. Kiley, George A. Turk, Thomas G. Ward, Darrell R. Wells and Margaret A. Wells. The Board held six (6) meetings during 2004. All of the directors attended at least 75% of the total number of meetings of the Board and the committees on which they served.

        Although the Company does not have a formal policy regarding Annual Meeting attendance by members of the Board, each director of the Company is expected to be present at the Annual Meeting, absent urgent circumstances. All of the Company’s directors attended the 2004 Annual Meeting.

        The Board is not currently comprised of a majority of “independent directors,” as such term is defined in NASD Rule 4200(a)(15). The Board has determined that the Company is exempt from the requirement set forth in NASD Rule 4350(c)(1) that a majority of the Company’s directors be independent due to the Company’s status as a “controlled company,” as such term is defined in NASD Rule 4350(c)(5). The Company is a controlled company because more than 50% of the voting power of the Company is held by an individual, Mr. Wells.

        During 2004, the Board had two standing committees: the Executive Committee and the Audit Committee. The members of the Executive Committee are Mrs. Wells and Messrs. Wells and Kiley. The Executive Committee is authorized to perform all of the functions of the Board except as limited by the Company’s Articles of Incorporation and Bylaws and by certain provisions contained in the resolution of the Board that created the Executive Committee. The Executive Committee held no meetings in 2004.

Audit Committee

        The Company’s Board of Directors has a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The current members of the Audit Committee are Messrs. Harralson, Turk and Ward. The primary responsibility of the Audit Committee is to oversee, on behalf of the Board of Directors, the Company’s financial reporting process and audits of the Company’s financial statements. The Audit Committee held five (5) meetings in 2004.

        The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. The Audit Committee Charter may be found on our corporate website at www.citizensfinancialcorp.com. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter on an annual basis.

        The Board of Directors determined that Messrs. Harralson, Turk and Ward are “independent,” as such term is defined in Rule 10A-3(b)(1) under the Exchange Act and NASD Rule 4200(a)(15). The Board of Directors has also determined that Mr. Turk is an “audit committee financial expert,” as such term is defined in Item 401(h) of SEC Regulation S-K.

Director Nominations

        We have not established a standing nominating committee or committee performing similar functions. Because the Company is a “controlled company,” as such term is defined in NASD Rule 4350(c)(5), the Board of Directors has deemed it appropriate for the Company not to have such a committee. Director nominees are approved by resolution, including the Company’s independent directors. In identifying and evaluating nominees for director, the Board examines each candidate’s integrity, leadership and experience in the Company’s business area.

        The Board of Directors has not adopted a formal policy with regard to the consideration of director candidates recommended by shareholders. Again, because the Company is a “controlled company,” the Board has deemed it appropriate for the Company not to have such a formal policy. Currently, the Board does not formally seek or accept director nominees recommended by shareholders other than those who are directors, acting in their capacity as directors, but this does not preclude shareholder communications, as discussed generally below, that may concern potential director candidates. To date, the Company has not paid a fee to any third party for assistance in the identification or evaluation of potential director nominees.

Communications with Shareholders

        The Board of Directors welcomes communications from shareholders. Shareholders may send communications to the Board, or to any particular director, c/o Citizens Financial Corporation, The Marketplace, Suite 300, 12910 Shelbyville Road, Louisville, Kentucky 40243. Any correspondence addressed to the Board, or to any particular director, will be forwarded by the Company to the addressee, without review by management.

Code of Business Ethics and Conduct

        The Board of Directors has adopted a Code of Business Ethics and Conduct that applies to our principal executive, financial and accounting officers and persons performing similar functions, as well as all other directors and employees. This Code may be found on our corporate website at www.citizensfinancialcorp.com. The Company intends to disclose any amendments or waivers of the Code on the website.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of holdings and transactions in our equity securities with the Securities and Exchange Commission. To our knowledge, based solely upon a review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2004, all Section 16(a) reports were timely filed except for the following: an initial ownership statement for Len E. Schweitzer, Vice President of Accounting and a long-time employee, was filed late due to delayed recognition that he had acquired a reporting obligation upon the departure of the Company’s former chief financial officer; and an initial ownership statement for Joseph M. Bost, newly-appointed Executive Vice President, was filed five days late. Neither Mr. Schweitzer nor Mr. Bost own any shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        The following table reflects the beneficial ownership of our Class A Stock as of April 22, 2005 [i] by Darrell R. Wells, a director and executive officer who is the only person we know to own beneficially more than five percent (5%) of our Class A Stock, and his wife Margaret A. Wells, who is also a director, [ii] by each of our other current directors individually, [iii] by two other current executive officers named in the “Summary Compensation Table” below individually, and [iv] by all of our directors and current executive officers as a group. We believe that each person named or included below has the sole voting and investment power with respect to the amount of Class A Stock listed, with the exception noted.

		Ownership of Class A Stock

Shareholder(1)	Principal Relationship	Shares		Percent of Class(2)

Darrell R. Wells(3) 4350 Brownsboro Road, Suite 310 Louisville, Kentucky 40207	Director, officer and 5% shareholder	956,694	(4)	57.2%

Margaret A. Wells(3) 4350 Brownsboro Road, Suite 310 Louisville, Kentucky 40207	Director and 5% shareholder	956,694		57.2%

John H. Harralson, Jr.	Director	12,468		*

Frank T. Kiley	Director	24,303		1.4%

George A. Turk	Director	0		-

Thomas G. Ward	Director	24,169		1.4%

Joseph M. Bost	Current named executive officer	0

Len E. Schweitzer	Current named executive officer	0		-

Directors and Current Executive Officers as a Group		1,017,684		60.9%

*	Less than 1%
(1)	Excludes three named former executive officers.
(2)	Based upon 1,671,628 shares of Class A Stock outstanding as of April 22, 2005.
(3)

Margaret A. Wells, a director, is the wife of Darrell R. Wells. Under the federal securities laws, a person is presumed to be the beneficial owner of securities held by members of the person’s immediate family sharing the same household. Accordingly, the shares reported as beneficially owned by Mr. Wells and Mrs. Wells are the same shares.

(4)	Mr. Wells shares voting and investment power with respect to 67,315 shares of the Class A Stock.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table sets forth information as of December 31, 2004, concerning the Citizens Financial Corporation 1999 Stock Option Plan (the “1999 Plan”), which was approved by shareholders in 1999. No options have been issued under the 1999 Plan. The Company does not have any other equity compensation plans.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)

Equity compensation plans approved by security holders	0	n/a	110,000

Equity compensation plans not approved by security holders	n/a	n/a	n/a

Total	0	n/a	110,000

PROPOSAL 1

ELECTION OF DIRECTORS

        The terms of all present directors will expire at the conclusion of the election of directors at the Annual Meeting. At the Annual Meeting, the Board of Directors will propose that the Board will continue to consist of six (6) persons and will nominate the six (6) current directors for re-election, to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified. These nominees are:

Name	Age	Present Positions with the Company and the Insurance Subsidiaries(1)

John H. Harralson, Jr	77	Director of the Company and of each of the Insurance Subsidiaries

Frank T. Kiley	58	Director of the Company and of each of the Insurance Subsidiaries

George A. Turk	56	Director of the Company and of each of the Insurance Subsidiaries

Thomas G. Ward	67	Director of the Company and of each of the Insurance Subsidiaries

Darrell R. Wells	62	President and Chief Executive Officer, Director and Chairman of the Board of the Company; Director, Chairman of the Board and Chief Executive Officer of each of the Insurance Subsidiaries

Margaret A. Wells	58	Director of the Company and of each of the Insurance Subsidiaries

(1)

The Company’s “Insurance Subsidiaries” are Citizens Security Life Insurance Company (“Citizens Security”), United Liberty Life Insurance Company (“United Liberty”) and Citizens Insurance Company (“Citizens Insurance”), which is presently inactive. The Company’s other subsidiary is not significant to its overall business.

        John H. Harralson, Jr. has served as a Director of the Company since 1990 and of each of the Insurance Subsidiaries since their acquisition by the Company and, in the case of Citizens Security, many years before. In recent years, Mr. Harralson was the publisher, and he is now an editor, of The Voice, a suburban weekly newspaper in Louisville, Kentucky.

        Frank T. Kiley has served as a Director of the Company since 1990 and of each of the Insurance Subsidiaries since February, 2004. His principal occupation is as principal of Security Management Company, a financial management company in Louisville, Kentucky controlled by Darrell R. Wells.

        George A. Turk has served as a Financial Analyst and Special Projects Manager for the National Underground Railroad Freedom Center, a non-profit corporation located in Cincinnati, Ohio, since 2002. Prior to his service for the Center, Mr. Turk worked for thirty years at Arthur Andersen LLP. During his tenure with Arthur Andersen, Mr. Turk served as Partner in Charge of Financial Services Practice for Kentucky and Ohio. Mr. Turk retired from Arthur Andersen in 2001.

        Thomas G. Ward has served as a Director of the Company since 1990 and of each of the Insurance Subsidiaries since their acquisition by the Company and, in the case of Citizens Security, many years before. Mr. Ward is President of Third Kentucky Cellular Corp. in Lexington, Kentucky.

        Darrell R. Wells has served as President and Chief Executive Officer of the Company since 1995. Mr. Wells has served as a Director and as Chairman of the Board of the Company since 1990 and as a Director, Chairman of the Board and Chief Executive Officer of the Insurance Subsidiaries since February, 2004. His principal occupation is as the General Partner of Security Management Company, a financial management company in Louisville, Kentucky. Mr. Wells serves on the Board of Directors of Churchill Downs Incorporated and Jundt Growth Fund. Mr. Wells is married to Margaret A. Wells.

        Margaret A. Wells has served as a Director of the Company since 1993 and of each of the Insurance Subsidiaries since February, 2004. Mrs. Wells serves as a civic volunteer in Louisville, Kentucky. Mrs. Wells is married to Darrell R. Wells.

        The persons named on the enclosed proxy intend to vote for the six (6) nominees, unless you indicate on the proxy that your votes should be withheld from any or all such nominees, subject to the matters described in “Discretionary Authority in Election of Directors” below.

Discretionary Authority in Election of Directors

        All of the nominees have agreed to serve if elected. If, however, any nominee is unable to serve, the persons named on the proxy, or their substitutes, reserve the right to vote for a substitute nominee selected by the Board of Directors. Proxies may not be voted for a greater number of persons than the number of nominees named. If for any reason less than six (6) persons are to be elected directors, the persons named on the proxy reserve the right to vote such shares for a reduced number of nominees from among those named above, or any substitute nominees.

EXECUTIVE OFFICERS

        Our executive officers, as listed below, are subject to re-election annually and serve at the pleasure of the Board of Directors.

Name	Age	Present Positions with the Company and the Insurance Subsidiaries

Darrell R. Wells	62	President and Chief Executive Officer, Director and Chairman of the Board of the Company; Director, Chairman of the Board and Chief Executive Officer of each of the Insurance Subsidiaries

Joseph M. Bost	51	Executive Vice President and Chief Operating Officer of the Company; President and Chief Operating Officer of each of the Insurance Subsidiaries

Paul M. Marquess	67	Vice President, Agency, of the Company; Senior Vice President, Agency, of Citizens Security and United Liberty

Len E. Schweitzer	58	Vice President, Accounting, Treasurer and Secretary of the Company; Senior Vice President, Accounting, Treasurer and Secretary of each of the Insurance Subsidiaries

        Darrell R. Wells has served as President and Chief Executive Officer of the Company since 1995. Mr. Wells has served as a Director and as Chairman of the Board of the Company since 1990 and as a Director, Chairman of the Board and Chief Executive Officer of the Insurance Subsidiaries since February, 2004. His principal occupation is as the General Partner of Security Management Company, a financial management company in Louisville, Kentucky.

        Joseph M. Bost has served as Executive Vice President of the Company and President and Chief Operating Officer of each of the Insurance Subsidiaries since December 1, 2004. Mr. Bost was previously employed with American International Group (AIG) as an agency executive beginning in March 2004. He was a founding principal in Bost Consulting, a firm providing financial and information technology consulting services to insurance companies, from October 1998 to February 2004. Mr. Bost served as Chief Operating Officer of PennCorp Financial, Inc., President of PennCorp Financial Services, Inc. and Chief Financial Officer and Vice President of Operations of Professional Insurance Corporation from 1996 until July 1999.

        Paul M. Marquess has served as Vice President, Agency, of the Company since 1996. He has served as Senior Vice President, Agency, of Citizens Security since 1996, and of United Liberty since 1998.

        Len E. Schweitzer has served as Vice President, Accounting, of the Company since 1996, as Secretary of the Company since 1991, and as Treasurer of the Company since March, 2004. He has served as Secretary of Citizens Security since 1989, Vice President, Accounting, of Citizens Security since 1996, as Vice President, Accounting, and Secretary of United Liberty since 1998, as Secretary of Citizens Insurance since 1999 and as Treasurer of Citizens Insurance since February, 2004.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

        Each member of the Board of Directors who is not a full-time employee of the Company or its subsidiaries, or who is not otherwise compensated as such, receives a fee of $2,000 per quarter if such person attends all meetings of the Board of Directors, less $500 for any meeting missed by the Director for that quarter. George C. Turk is paid an additional $8,000 per year for his service as chair of the Audit Committee.

Executive Compensation

        The following table reflects, for the fiscal years ended December 31, 2004, 2003 and 2002, compensation awarded or paid to, or earned by, our Chief Executive Officer and Chief Operating Officer, our two other most highly compensated executive officers as of December 31, 2004 (one of whom has since resigned) and two other highly-compensated persons who were executive officers during portions of 2004 but not at year-end.

Summary Compensation Table

Name and Principal Positions with the Company	Year	Annual Compensation: Salary	Other Annual Compensation	All Other Compensation

Current Executive Officers:

Darrell R. Wells(1)	2004	$90,384	$0	$8,000
President, Chief Executive Officer	2003	$0	$1,913	$8,000
and Chairman of the Board	2002	$0	$2,427	$7,900

Joseph M. Bost(2)	2004	$10,903	$0	$0
Executive Vice President	2003	n/a	n/a	n/a
and Chief Operating Officer	2002	n/a	n/a	n/a

Len E. Schweitzer(3)	2004	$108,307	$0	$3,816
Vice President, Accounting,	2003	n/a	n/a	n/a
Treasurer and Secretary	2002	n/a	n/a	n/a

Former Executive Officers:

Thomas D. Mueller(4)	2004	$119,246	$0	$4,026
Former Vice President, Marketing	2003	$115,000	$0	$4,114
	2002	n/a	n/a	n/a

Frank C. Jones(5)	2004	$187,885	$37,842	$1,347
Former Executive Vice President	2003	n/a	n/a	n/a
and Chief Operating Officer	2002	n/a	n/a	n/a

Lane A. Hersman(6)	2004	$ 45,658	$1,051	$147,471
Former Executive Vice President,	2003	$137,800	$6,833	$ 4,518
Chief Operating Officer and	2002	$136,576	$6,833	$ 4,712
Director

(1)

Until 2004, Mr. Wells did not receive any salary or bonus for serving as an officer. See “Report on Executive Compensation,” below. His Other Annual Compensation took the form of personal use of an airplane formerly partly owned by the Company. See “Certain Relationships and Related Transactions,” below. The amounts shown under All Other Compensation refers to director’s fees.

(2)

Mr. Bost was employed on December 1, 2004 under an agreement continuing through December 31, 2006. It provides for an annual base salary of $157,500 and guaranteed bonuses on April 1, 2005 (which was paid), 2006 and 2007 in the amount of $50,000, $30,000 and $10,000, respectively. If he resigns for defined Good Reason or is terminated for defined Convenience of Employer prior to December 31, 2006, he will receive a severance benefit in the amount of $150,000.

(3)

Mr. Schweitzer became an executive officer in February, 2004 upon resignation of the Company’s then-chief financial officer. The amount shown under All Other Compensation is detailed in the following table.

(4)

Mr. Mueller resigned his positions with the Company and its subsidiaries effective March 18, 2005. He first became an executive officer in March, 2003. The amounts shown under All Other Compensation are detailed in the following table.

(5)

Mr. Jones was employed from March to December, 2004. Other Annual Compensation included lodging in Louisville ($14,900), airfare for commuting to Louisville from his home in Birmingham and elsewhere ($11,640) and Louisville automobile expense ($7,085). The amount shown under All Other Compensation is detailed in the following table.

(6)

Mr. Hersman’s employment terminated in February, 2004. His Other Annual Compensation took the form of reimbursement of auto expenses. Part of the amount shown under All Other Compensation is detailed in the following table. In addition, the Company paid or accrued $145,931 in severance and other post-employment payments and benefits to or for him.

Company contributions to its 401(k) plan and term life insurance premiums for the persons named above:

Year	Darrell R. Wells	Joseph M. Bost	Len E. Schweitzer	Thomas D. Mueller	Frank C. Jones	Lane A. Hersman

401(k) Contributions

2004	$0	$0	$2,707	$2,623	$0	$1,266
2003	$0	n/a	n/a	$2,765	n/a	$2,877
2002	$0	n/a	n/a	n/a	n/a	$3,087
Life Insurance Premiums

2004	$0	$0	$1,109	$1,403	$1,347	$ 274
2003	$0	n/a	n/a	$1,349	n/a	$1,641
2002	$0	n/a	n/a	n/a	n/a	$1,625

Compensation Committee Interlocks and Insider Participation

        The Board of Directors has not appointed a Compensation Committee or the equivalent but acted in 2004 on executive compensation matters as a committee of the whole. The directors who so acted for the entire year were: John H. Harralson, Jr., Frank T. Kiley, Thomas G. Ward, Darrell R. Wells and Margaret A. Wells. George A. Turk so acted after his election in June.

        Mr. Wells was President and Chief Executive Officer of the Company throughout the year. Mr. Wells is also the controlling shareholder of the business that employs Mr. Kiley, and participates in the determination of Mr. Kiley’s compensation from that source.

        Relationships required to be disclosed pursuant to Item 404 of Regulation S-K of the Securities and Exchange Commission are described in “Certain Relationships and Related Transactions.”

Report on Executive Compensation

        The following is the Board of Directors’ report on executive compensation for the Company’s fiscal year ended December 31, 2004.

        Until 2004, Darrell R. Wells, the Company’s President and Chief Executive Officer, had not received a salary from the Company but had indirectly benefited from the Company’s former investment advisory contracts with SMC Advisors, Inc., which were terminated as of January 31, 2004. Since February 1, 2004, he has been paid an annual salary of $100,000 as compensation for his investment portfolio management services as well as for his part-time service as President and CEO. He does not participate in Company employee benefit programs. The salary amount was proposed by Mr. Wells and accepted by vote of the independent directors of the Company. It was not based on factors or criteria related to the Company’s performance, quantitative or qualitative.

        The Board of Directors has not appointed a Compensation Committee or the equivalent but has instead acted as a committee of the whole to determine the compensation and benefits to be provided to the Company’s other executive officers. The Board has also not adopted a formal executive compensation policy. In 2004, the material components of most executive officers’ compensation continued to be (i) salary and (ii) benefits, which are generally available to all employees. As a general approach, the Board intends that salary levels will be near the median for executives with comparable responsibilities at comparable companies in the insurance industry and competitive with other opportunities available to Company executives. Executive compensation is indirectly related to corporate performance, in that improved Company performance improves the climate for annual salary increases or bonuses. However, no portion of executive compensation is currently contingent upon meeting specific criteria. The Company has not adopted a bonus plan or other incentive compensation plan, other than a bonus plan covering all employees that has not been put in effect and the 1999 Stock Option Plan. To date, no options have been granted under the 1999 Stock Option Plan.

        The year ended December 31, 2004 was unusual in that three named former executive officers left the Company, one executive was employed only for an interim period of eight (8) months, his successor was appointed effective December 1 and another executive officer was promoted to that status during the year. Compensation decisions for those executive officers employed or promoted during the year were negotiated on an ad hoc basis in relation to particular circumstances.

        The Board of Directors reviewed the salaries of the other officers at a meeting held after the completion of the Company’s financial statements for 2003 and adopted the recommendations of Mr. Wells as to selective increases consistent with the general approach expressed above.

John H. Harralson, Jr. Frank T. Kiley Thomas G. Ward Darrell R. Wells Margaret A. Wells

        George A. Turk did not join in the preceding report because he was elected a director after the Board made the various compensation decisions described above except for the terms of employment of Joseph M. Bost, of which Mr. Turk approved.

Performance Graph

        The graph below compares the five-year cumulative total return, assuming the reinvestment of dividends if any, of the Company’s Class A Stock with the Russell 2000 Index and the Total Return Industry Index for NASDAQ Insurance Stocks, prepared by Center for Research in Securities Prices. The graph assumes $100 invested at the per share closing price on December 31, 1999 in each of the Company’s Class A Stock, the Russell 2000 Index and the Total Return Industry Index for NASDAQ Insurance Stocks. The Company did not pay dividends during any of these years.

	1999	2000	2001	2002	2003	2004

Citizens Financial	$100.00	$106.82	$75.00	$45.45	$78.09	$64.00
Russell 2000	$100.00	$96.98	$99.39	$79.03	$116.38	$137.68
NASDAQ Insurance	$100.00	$125.58	$134.61	$135.67	$167.67	$196.77

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Darrell R. Wells is involved in, and he and his wife Margaret A. Wells and Frank T. Kiley are affiliated with, certain business entities that are or were formerly engaged in one or more transactions with the Company. As stated previously, Mr. Wells is the controlling shareholder of the business that employs Mr. Kiley, and participates in the determination of Mr. Kiley’s compensation from that source.

        SMC Advisors, Inc. formerly provided securities portfolio management services to us under separate contracts with the Company and each of our three Insurance Subsidiaries. SMC Advisors is an investment advisory entity of which Mr. Wells is the principal officer, a director, and the sole shareholder. Mr. Kiley is also an officer and director of SMC Advisors. All of these contracts were terminated effective as of January 31, 2004. The Company’s concluding payments to SMC Advisors in 2004 were $52,000.

        Insurance regulatory statutes require the Insurance Subsidiaries to deposit portions of their assets in bank custodial accounts for the protection of policyholders. The Company utilizes Commonwealth Bank and Trust Company, which is controlled by Mr. Wells, as the principal custodian for the Company’s statutory deposits and other assets. The fees we pay the bank are based on the amount of assets held. In 2004, we paid $41,800 in fees to the bank (0.036% of our average deposits and other assets held by the bank). Mrs. Wells and Mr. Kiley are also directors of the bank.

        Our subsidiary Corporate Realty Service, Inc. has managed our home office building and two office buildings owned by partnerships controlled by Mr. Wells. These partnerships have paid management fees to Corporate Realty Service based upon a percentage of rental income and leasing commissions according to a prescribed schedule, and also reimbursed certain salary expenses of Corporate Realty Service. During 2004, the partnerships paid Corporate Realty Service $161,000, consisting of $65,000 in management fees, $41,000 in leasing commissions and $55,000 in salary reimbursement. Mr. Kiley also owns interests in these partnerships. Corporate Realty Service has provided occasional consulting services to Commonwealth Bank and Trust Company on an hourly fee basis. No such fees were paid in 2004. We have terminated the employees of Corporate Realty Service other than two maintenance personnel and plan to terminate the arrangements with the partnerships as soon as practicable.

        In December 2002, the Company borrowed $2,000,000 from Mr. Wells to increase the capital and surplus of Citizens Security and in December 2003, we borrowed an additional $1,000,000 from him upon the same terms and conditions. The loans are unsecured and bear interest payable quarterly at the greater of six percent (6%) per annum or one percent (1%) over the prime rate charged by the unaffiliated commercial bank with which the Company has its primary borrowing relationship, reset on the first day of each calendar quarter. By its terms, the principal of the loans was repayable on 90 days’ notice by Mr. Wells or on June 30, 2005. The latter date has been extended by agreement to June 30, 2006. However, Mr. Wells has agreed with the bank referred to above that no part of the principal of the loans shall be repaid to him until all the Company’s indebtedness to the bank has been repaid. Such indebtedness to the bank is presently scheduled to be paid in installments through July 1, 2007. The Company is permitted to prepay the bank indebtedness without penalty, in which event it would also be permitted to prepay the loans from Mr. Wells. We have also agreed to reimburse Mr. Wells for fees he has incurred since March, 2003 to maintain a $5,000,000 line of credit from a bank he obtained to fund these loans to the Company. The fee is equal to one fourth of one percent (0.25%) of the undrawn amount of the line of credit, presently $2,000,000. The total amounts paid or accrued to Mr. Wells in 2004 for interest and fee reimbursements with respect to these obligations were about $185,000.

        On April 30, 2004, the Company sold its 1/16th interest in a shared ownership program for a Falcon 2000 airplane to SMC Advisors for an aggregate purchase price of $993,750, an amount that was substantially equal to the value of the interest at the time according to the program’s sponsor. The Company allowed SMC Advisors a credit of $23,060 in respect of a portion of the commission assumed to be payable on resale of the interest. The transaction included a two-year arrangement for the Company to reimburse SMC Advisors for 30% of the monthly turnkey management fees and any other maintenance fees charged by the program sponsor, plus 30% of SMC Advisors’ costs of financing the purchase. During this period, the Company and the Insurance Subsidiaries have the right to use the aircraft for up to 30% of the flight hours available to SMC Advisors. The Company’s payments in respect of monthly fees and financing costs for 2004 were about $34,000. The Company incurred a loss on the sale of the interest of about $106,000. Benefits to the Company from the transaction include the opportunity to reinvest the proceeds in income-producing assets and reduced management and maintenance fees from those which were being incurred.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANT

        Ernst & Young LLP has served as our independent accountant and the auditor of our annual financial statements since the Company was organized in 1990. The Audit Committee of the Board of Directors is responsible for selecting our independent accountant and auditor. It has not yet made a selection for the year ending December 31, 2005. Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions after the meeting.

Fees Paid to Ernst & Young LLP

Audit and Non-Audit Fees

        The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2004 and 2003 and fees billed for other services rendered by Ernst & Young LLP during those periods. Certain amounts for 2003 have been reclassified to conform to the 2004 presentation.

	Years Ended December 31,

	2004	2003

Audit Fees(1)	$200,973	$185,000

Audit-Related Fees(2)	0	0

Tax Fees(3)	6,000	3,000

All Other Fees(4)	0	0

Total	$206,973	$188,000

_________________

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees would consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

(4)	All Other Fees would consist of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

        The Audit Committee is required by the Audit Committee Charter to pre-approve all audit and permitted non-audit services provided by the independent auditors, with de minimis exceptions. These services may include audit services, audit-related services, tax services and other services. Under the Charter, the Audit Committee may establish pre-approval policies and procedures provided that they are detailed as to the particular services or categories of services. All services provided by the independent auditors were pre-approved by the Audit Committee.

Audit Committee Report

Board of Directors
Citizens Financial Corporation

Mrs. Wells and Gentlemen:

        The Audit Committee of the Board of Directors is currently composed of the three (3) directors named below. The Committee recommends to the Board of Directors the selection of the Company’s independent accountants.

        Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

        In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Company’s independent accountants also provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants their independence.

        Based upon the Committee’s discussion with management and the independent accountants and the Committee’s review of the representation of management and the report of the independent accountants to the Committee, the Committee recommends that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

         March 24, 2005

George A. Turk John H. Harralson, Jr. Thomas G. Ward

OTHER MATTERS

        We are not aware of any other matters requiring a vote of shareholders at the Annual Meeting (except for procedural matters), and we do not expect any such other matters to arise. If, however, any such other matters are presented, the persons named on the enclosed proxy, or any substitutes, will vote on these matters according to their judgment of the best interests of the Company.

FINANCIAL STATEMENTS

        Our most recent annual financial statements are contained in the 2004 Annual Report to Shareholders, which may be enclosed with this proxy statement. You may obtain additional copies of the Annual Report by writing to the President, The Marketplace, Suite 300, 12910 Shelbyville Road, Louisville, Kentucky 40243. Although enclosed, you should not consider the Annual Report and such financial statements to be part of this statement because we do not consider the information contained in the Annual Report or financial statements to be material for purposes of exercising your judgment regarding the matters to be considered at the Annual Meeting.

PROPOSALS BY SHAREHOLDERS

        Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with applicable rules of the Securities and Exchange Commission and the Company’s bylaws. If you would like for us to consider including a proposal in the Board of Directors’ proxy statement and form of proxy for presentation at the 2006 Annual Meeting of Shareholders, you must provide your notice to that effect, received in our offices not later than January 5, 2006. If you intend to submit a proposal at the 2006 Annual Meeting of Shareholders but do not intend to include it in the Board of Directors’ proxy statement and form of proxy for that meeting, you must also provide notice to us, also received not later than January 5, 2006. The notice in either case should include information regarding the proposal, your identity and share ownership and any interest you have in the proposal, as well as any additional information required by applicable laws. You should send your notice described above to the Secretary of the Company at The Marketplace, Suite 300, 12910 Shelbyville Road, Louisville, Kentucky 40243.

GENERAL INFORMATION

        The Board of Directors is conducting this solicitation of proxies primarily by mail. The Company will bear the costs of the solicitation, which may include reimbursement to brokerage firms and others for expenses involved in forwarding this solicitation material for the Annual Meeting to you and other shareholders on our behalf. Certain officers, directors, and regular employees of the Company may also solicit proxies on behalf of the Board of Directors by means of telephone calls, personal interviews and mail at no additional expense to the Company, except any actual out-of-pocket communications charges.

        Whether or not you plan to attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

By Order of the Board of Directors,

DARRELL R. WELLS President and Chief Executive Officer

APPENDIX TO PROXY STATEMENT
FORM OF PROXY

(Front)

PROXY

CITIZENS FINANCIAL CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR SHAREHOLDERS MEETING ON MAY 26, 2005

        The undersigned hereby appoints Len E. Schweitzer and Paul M. Marquess and each or either of them, as true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned in all matters coming before the 2005 Annual Meeting of Shareholders of Citizens Financial Corporation to be held at the office of the Company, The Marketplace, Suite 300, 12910 Shelbyville Road, Louisville, Kentucky on Thursday, May 26, 2005 at 4:00 p.m. Eastern Daylight Time, and any adjournments thereof, and to vote all shares owned of record by the undersigned as follows:

        1.     ELECTION OF DIRECTORS

                Nominees: John H. Harralson, Jr., Frank T. Kiley, George A. Turk, Thomas G. Ward, Darrell R. Wells and Margaret A. Wells.

                [   ]   VOTE FOR all nominees listed above, except vote withheld from the following nominees (if any):

                OR

                [   ]   VOTE WITHHELD from all nominees listed above.

        2.     OTHER MATTERS

        In their discretion, to vote with respect to any other matters that may come before the Meeting or any adjournments thereof, including matters incident to its conduct.

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED ABOVE BY THE SHAREHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1, WITH THE DISCRETIONARY AUTHORITY SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

PLEASE DATE AND SIGN ON THE REVERSE SIDE

(Back)

Dated:________________, 2005

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW

___________________________Signature

___________________________Signature

(JOINT OWNERS SHOULD EACH SIGN. ATTORNEYS-IN-FACT, EXECUTORS, ADMINISTRATORS, CUSTODIANS, PARTNERS, OR CORPORATION OFFICERS SHOULD GIVE FULL TITLE.)

PLEASE DATE, SIGN, AND RETURN THIS PROXY
IN THE ENCLOSED ENVELOPE PROMPTLY.
NO POSTAGE IS NECESSARY IF MAILED
IN THE UNITED STATES.

2

WYATT, TARRANT & COMBS, LLP
2800 PNC Plaza
500 West Jefferson Street
Louisville, Kentucky 40202

VIA EDGAR

April 29, 2005
Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C. 20509

Re:	Citizens Financial Corporation, The Marketplace, Suite 300, 12910 Shelbyville Road, Louisville, Kentucky 40243 (Commission File Number 000-20148)

Ladies and Gentlemen:

Transmitted herewith for filing pursuant to Rule 14a-6(b) of Regulation 14A are the definitive proxy solicitation materials relating to the solicitation of proxies in connection with the Annual Meeting of Shareholders of Citizens Financial Corporation to be held May 26, 2005. The proxy solicitation is being conducted on behalf of the Board of Directors of the registrant. There is no fee payable in connection with this filing. The date the proxy solicitation materials are expected to be first sent or distributed to shareholders is May 5, 2005. They will be accompanied by the registrant’s 2004 Annual Report to Shareholders.

In accordance with Regulations 14A and S-T, the accompanying electronic filing includes Schedule 14A, the definitive Notice of the Meeting and Proxy Statement and the text of the proxy.

Seven copies of the 2004 Annual Report to Shareholders will be timely sent to the Commission, pursuant to Rule 14a-3(c) of Regulation 14A.

Please contact the undersigned if you have questions or would like additional information.

Sincerely yours,

/s/ H. Alexander Campbell

Telephone Number: (502) 562-7207

15160501.3